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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                               Amendment No. 1 to
                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            THE J.M. SMUCKER COMPANY
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Ohio                                          34-0538550
----------------------------------------                    ---------------
(State of Incorporation or Organization)                     (IRS Employer
                                                           Identification no.)


    Strawberry Lane, Orrville, Ohio                              44667
----------------------------------------                    ---------------
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of     If this form relates to the registration of
a class of securities pursuant to Section       a class of securities pursuant to Section
12(b) of the Exchange Act and is effective      12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),          pursuant to General Instruction A.(d),
please check the following box. [X]             please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
                                                                             ---------------
                                                                             (If applicable)
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Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         to be so Registered               Each Class is to be Registered
         -------------------               ------------------------------

 Rights to Purchase Preferred Shares           New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:


                                       N/A
                                 --------------
                                 Title of class




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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

         Effective as of August 28, 2000, the Rights Agreement, dated as of April 22, 1999 by and between the J. M. Smucker Company and Harris Trust and
Savings Bank, as Rights Agent, was amended and restated in its entirety (as so amended and restated, the "Rights Agreement"). The Rights Agreement provides that the Company's outstanding Common Shares and any Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights Agreement also provides that, subject to certain exceptions, any person or group that acquires beneficial ownership of 10% or more of the then- outstanding Common Shares will be deemed to be an Acquiring Person under the Rights Agreement. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.  EXHIBITS.

         Exhibit
         Number           Exhibit
         ------           -------

           4.1            Amended and Restated Rights Agreement
                          (including a Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase
                          Preferred Stock as Exhibit C thereto)



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          THE J.M. SMUCKER COMPANY


                          By: /s/ Steven J. Ellcessor
                              ---------------------------------------
                              Name:  Steven J. Ellcessor
                              Title: Vice President, Finance and Administration,
                                     Secretary/Treasurer, and
                                     General Counsel



Dated: August 28, 2000


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                                INDEX TO EXHIBITS


        Exhibit
        Number           Exhibit
        ------           -------

         4.1             Amended and Restated Rights Agreement
                         (including a Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase
                         Preferred Stock as Exhibit C thereto)






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